                     QUALITY RESORTS OF AMERICA, INC.
                           AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET
                        JUNE 30, 1997 AND 1996

                                                                 June 30,
                                                              1997      1996
                                                                     (Restated)
Current Assets:
  Cash                                                   $   414,373  $  96,333
  Current Portion of Membership Contracts
    Receivable, Net of Allowance for
    Doubtful Accounts and Cancellations
    of $94,256, and $55,609, respectively                    256,150    235,618
  Current Portion of Notes Receivable                              0     807,781
  Interest and Dues Receivable, net of Allowance
    for Doubtful Accounts                                    102,323    143,473
  Due from Officers/Employees                                140,508    75,908
  Current Portion of Deferred Selling Expense                930,294    871,536
  Prepaid Expenses and Other Current Assets                  337,223    384,024

    Total Current Assets                                   2,180,871  2,614,673

Membership Contracts Receivable, net of Current
  Portion and Allowance for Doubtful Accounts
  of $579,002, and $449,926 respectively                   1,690,175  1,893,849

Resort Parks
  Land                                                     1,393,932  1,564,077
  Site, Building and Other Improvements                    2,893,065  2,898,072

                                                           4,286,997  4,462,149
  Less:  Accumulated Amortization of costs
    applicable to Membership Sales                         2,487,461  2,487,461

                                                           1,799,536  1,974,688
Property Held for Development, less Accumulated
Depreciation of $708,885, and
    $604,089, respectively                                   494,164   514,848
Operating Equipment, less Accumulated
Depreciation of $941,973,
    and $941,351, respectively                               212,306   205,519
Deferred Membership Selling Expense                          118,001   257,097
Notes Receivable, secured by trust deed                      385,600         0
Other Assets                                                  64,750    67,264

    Total Assets                                         $ 6,945,403 $7,527,938



                   QUALITY RESORTS OF AMERICA, INC.
                          AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET
                       JUNE 30, 1997 and 1996

                                                              June 30,
                                                          1997        1996
                                                                   (Restated)
Current Liabilities:
  Accounts Payable                                  $   162,450    $  380,829
  Accrued Expenses and Other
    Current Liabilities                                 198,203       257,502
  Due to Officers/Employees                              14,714        78,050
  Current Portion of Deferred Revenue                 1,836,300     1,739,207
  Current Portion of Long-term Debt                     400,352       159,098

    Total Current Liabilities                         2,612,019     2,614,686

Long-term debt, net of Current Portion                3,978,873     4,678,116

Deferred Revenue, net of Current Portion              1,752,002     2,092,636

    Total Liabilities                                 8,342,894     9,385,438

Stockholders' Equity (Deficit)

  Preferred Stock, 5,000,000 shares
    authorized, 269,893 shares outstanding              809,679             0
  Common Stock, no par value,
    20,000,000 shares authorized;
    3,284,818 shares outstanding                      2,514,969     2,514,969

  Retained Earnings (deficit)                       ( 4,722,139)   (4,372,469)

  Total Stockholders' Equity (Deficit)              ( 1,397,491)   (1,857,500)

Total Liabilities & Equity                          $ 6,945,403    $7,527,938


                    QUALITY RESORTS OF AMERICA, INC.
                          AND SUBSIDIARIES
                    CONSOLIDATED STATEMENT OF INCOME
             For Fiscal Years Ending June 30, 1997 and 1996

                                                            June 30,
                                                       1997          1996
                                                                  (Restated)

REVENUES

  Membership Sales                                 $ 1,838,356   $ 1,864,337
  Membership Dues and Resort Operations              1,641,272     1,630,164
  Interest Income                                      275,318       307,199
  Other Income                                          15,616       100,580

    Total Revenues                                   3,770,562     3,902,280

EXPENSES

  Sales and Marketing                                1,003,816     1,012,172
  Resort Operations                                    963,989       959,023
  General and Administrative expenses                  829,023       915,881
  Provision for Bad Debt                               551,306       450,657
  Interest Expense                                     685,095       642,827

    Total Expenses                                   4,033,229     3,980,560

  (Loss) Before Income Taxes and
  Extraordinary items                              (   262,667)   (   78,280)

Extraordinary item - Flood Loss                    (    61,523)            0

Income Tax Provision                               (     2,400)   (    2,400)

Net Loss                                          $(   326,590)  $(   80,680)

  Net (Loss) per share                            $(       .09)  $(      .02)


Weighted Average Shares Outstanding                  3,554,711      3,284,818


                       QUALITY RESORTS OF AMERICA
                           AND SUBSIDIARIES
                        STATEMENT OF CASH FLOW'S
              For Fiscal Years Ending June 30, 1997 and 1996

                                                              June 30,
                                                          1997      1996
                                                                  Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (Loss)                                       $(  326,590)   $(  80,732)
Adjustments to reconcile Net Loss to Net
  Cash Provided by Operating Activities:
  Depreciation and Amortization                         75,865        64,457
  Provision for Losses on Contracts and
    Interest Receivable                                551,306       450,657
  (Gain) Loss on Sales of Assets                        61,523     (   1,380)
  Increase / (Decrease) in Deferred Income          (  163,203)      256,427
  Settlement of Obligations                                        (   5,978)

Changes in Operating Assets and Liabilities:
  Increase in Contracts Receivable                  (  368,164)    ( 482,265)
  (Increase)/Decrease in Interest and
  Dues Receivable                                       41,150     (  17,466)
  Increase in Prepaid Expenses and Other Assets     (   78,603)    ( 241,120)
  Increase/(Decrease) in Accounts Payable           (  218,379)      181,458
  Increase/(Decrease) in Accrued Expenses           (   59,318)        7,636

NET CASH USED IN OPERATING ACTIVITIES               (  484,413)      131,694

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to Notes Receivables                    (  385,600)            0
  Principal Repayment of Notes Receivables             807,781         2,506
  Sale of Fixed Assets                                   9,198        13,408
  Insurance Recovery                                   150,365             0
  Additions to Property and Equipment               (  107,902)    (  81,686)

NET CASH FLOW FROM INVESTING ACTIVITIES                473,842     (  65,772)

CASH FLOW FROM FINANCING ACTIVITIES:
  Proceeds from borrowing                               83,253        67,437
  Settlement of Debts                               (      525)            0
  Dividends Paid                                    (   23,079)            0
  Preferred Stock Issued                               809,679             0
  Principal repayments on debts                     (  540,717)    (  53,939)

NET CASH FROM FINANCING ACTIVITIES                     328,611        13,498

NET INCREASE IN CASH                                   318,040        79,420
  CASH, beginning of year                               96,333        16,913

  CASH, end of year                                 $  414,373   $    96,333


                    QUALITY RESORTS OF AMERICA, INC.
                           AND SUBSIDIARIES
       CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 For Fiscal Year Ending June 30, 1997

                                                           RETAINED   TOTAL
                    COMMON STOCK    PREFERRED STOCK      EARNINGS   EQUITY
                  SHARES    AMOUNT  SHARES    AMOUNT    (DEFICIT)  (DEFICIT)


Balance June 30,1994
 (Restated)   3,305,418  $2,519,059                  $(4,385,958) $(1,866,899)


Purchase of Treasury Stock, at cost
              (  20,600) (    4,090)                               (    4,090)

Net Income 1995
                                                          94,169       94,169
Balance June 30,1995
 (Restated)   3,284,818   2,514,969                    (4,291,789) (1,776,820)
     (Restated)

Net Loss 1996 (Restated)                               (   80,680) (   80,680)

Balance June 30,1996
 (Restated)   3,284,818   2,514,969                    (4,372,469) (1,857,500)

Preferred Stock Issued               269,893  809,679                 809,679

Dividends Paid                                         (   23,079) (   23,079)
Net Loss                                               (  326,590) (  326,590)

Balance June30,1997
           $ 3,284,818   $2,514,969  269,893 $809,679 $(4,722,139)$(1,397,491)
